UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2012

Options Media Group Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-147245	26-0444290
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 S. Federal Hwy, Suite 248 Deerfield Beach, Florida	33441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 368-5067

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 5.02  Departure of Director; Appointment of Officers.

On September 10, 2012, Scott Frohman resigned as the Chief Executive Officer, Secretary, a director and all other positions at Options Media Group Holdings, Inc. and its subsidiaries (the “Company”).  Mr. Frohman advised the Company that his resignation was not due to any disagreement with the Company relating to its operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPTIONS MEDIA GROUP HOLDINGS, INC.

Date: September 14, 2012	By:	/s/ Keith St. Clair
	Name:	Keith St. Clair
	Title:	Chairman